EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, made as of September 1, 1997 (this "Agreement"), by and between ESQUIRE COMMUNICATIONS LTD., a Delaware corporation ("ESQ.COM"), and GREGORY J. MAZARES ("Mazares").

          WHEREAS, ESQ.COM desires to retain the services of Mazares and Mazares desires to be employed by ESQ.COM according to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

          1. EMPLOYMENT. Esq.Com hereby employs Mazares, and Mazares hereby agrees to serve, as Senior Vice President of Marketing, Sales and Strategic Planning of ESQ.COM, reporting to ESQ.COM's Chief Executive Officer, for the Term of Employment as hereinafter defined. Mazares agrees to perform faithfully and to the best of his ability such services customary to such office as shall from time to time be assigned to him by ESQ.COM's Chief Executive Officer and/or Board of Directors (the "Board") and, in the absence of such assignment, such services customary to such positions as are necessary to the operations of ESQ.COM. Mazares further agrees to use his best efforts to promote the interests of ESQ.COM, and to devote his full business time and energies during normal business hours to the business and affairs of ESQ.COM during the Term of Employment.

          2. TERM OF EMPLOYMENT. Mazares' employment hereunder shall be for the period (the "Term of Employment") which shall commence on September 1, 1997 and continuing through August 31, 1999, unless earlier terminated (a) upon death of employee, (b) at the option of ESQ.COM upon 30 days' prior written notice to Mazares, in the event of the inability of Mazares to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating Mazares for a continuous period exceeding 120 days,
(c) upon the discharge of Mazares by the Chief Executive Officer and/or Board of ESQ.COM for cause, or (d) upon 30 days' prior written notice to Mazares, upon the discharge of Mazares by the Chief Executive Officer and/or Board of ESQ.COM without cause. A termination of the Term of Employment pursuant to this Section 2 shall become effective upon the delivery of notice, unless otherwise specified in the aforementioned notice, informing Mazares of such termination and the reasons therefor.

          For the purposes of this Agreement, an event or occurrence constituting "cause" shall mean the following:

                 (i) Mazares' failure or refusal, after notice therefor, to perform specific directives of the Chief Executive Officer and/or Board when such directives are consistent with the scope and nature of Mazares' duties and responsibilities as set forth in Section 1 hereof;

                 (ii)    Dishonesty of Mazares affecting ESQ.COM;

                 (iii) Drunkenness or use of drugs which interfere with the performance of Mazares' obligations under this Agreement, continuing after warning;

                 (iv) Any gross negligence or willful misconduct of Mazares resulting in substantial loss to ESQ.COM, substantial damage to ESQ.COM's reputation or theft or defalcation from ESQ.COM;

                 (v) Gross incompetence on the part of Mazares in the performance of the duties undertaken by Mazares under the terms of this Agreement;

                 (vi) Any other event or occurrence for which removal is permitted under Section 2924 of the California Labor Code, or any successor statutory provision; and

                 (vii)   Any material breach (not covered by any of the clauses
                         (i) through (vi)) of any of the provisions of this Agreement if such breach is not cured within 10 days after written notice thereof to Mazares by ESQ.COM.

          3. COMPENSATION DURING TERM OF EMPLOYMENT.

         (a) COMPENSATION PACKAGE. Subject to Sections 3(b) and 3(c) hereof, as compensation for services hereunder and in consideration of Mazares' covenants set forth in
                Section 4, ESQ.COM shall pay Mazares during the Term of Employment the following:

                 (i) BASE SALARY. A salary of $150,000 per annum, except that for any period less than a complete year such salary shall be prorated. Such salary shall be payable in installments to conform with the regular payroll dates for salaried personnel of ESQ.COM and otherwise in accordance with the policies of ESQ.COM. Salary may be subject to increase during the Term of Employment at the sole discretion of ESQ.COM and its Board.

                 (ii) BONUSES. A sign-on bonus in the amount of $50,000, payable September 5, 1997, and an additional bonus in the amount of $50,000, payable September 1, 1998. In the event that Mazares' base salary is at a level greater than $150,000 as of August 18, 1998, the amount of the bonus due to Mazares on August 18, 1998 will be equal to $200,000 less Mazares' annual base salary as of August 18, 1998.

                 (iii) AUTOMOBILE ALLOWANCE. Commencing August 1997, and throughout the Term of Employment, an automobile allowance of $850.00 per month, payable by separate check once per month. In addition to the monthly automobile allowance, ESQ.COM agrees to reimburse Mazares for the cost of gasoline, insurance, tires, maintenance and repairs upon the submission of documentation supporting such expenses.

                  (iv) INCENTIVE COMPENSATION. Mazares will be eligible to participate in an annual incentive compensation program to be developed for all senior management personnel of ESQ.COM. Participation in any incentive compensation program introduced by ESQ.COM will not impact any of the other areas of the compensation package due Mazares, except that Mazares will receive the incentive compensation he earns less any annual lump-sum bonus, as outlined in Section 3 a (ii) above, he actually receives.

                 (v) INCENTIVE STOCK OPTIONS. Mazares will receive options to purchase 100,000 shares of ESQ.COM common stock. The option price will be set at $4.00 per share. Options will vest at the rate of 4,167 shares per month in which Mazares remains employed in good standing by ESQ.COM during the Term of Agreement. Thus, 50% (50,000 shares) will be fully-vested as of August 31, 1998 and 50% (the additional 50,000 shares) will be fully-vested as of August 31, 1999. ESQ.COM and its Board, at its sole discretion, may grant additional stock options (at option prices to be determined) to Mazares and other members of the ESQ.COM senior management team.

                 (vi) VACATION. Mazares will be eligible to earn twenty (20) days of paid vacation per annum, accruing at the rate of 1.67 days per month. Carryover of earned but unused vacation will be limited to ten (10) days per annum, but never to exceed twenty (20) days carried over in total.

                 (vii) OTHER BENEFITS. Mazares will be eligible to receive the fringe benefits, perquisites, and other benefits of employment enjoyed by all of the five highest paid executives of ESQ.COM, including, without limitation, inclusion in ESQ.COM's Directors and Officers insurance coverage, medical and dental insurance coverage and premiums paid for Mazares and his spouse, and participation in the ESQ.COM 401(k) plan and other programs which may be introduced from time to time.

                 (viii)  RELOCATION.  ESQ.COM agrees to pay for the
                         cost of Mazares' relocation to San Diego from Los Angeles at any time during the Term of
                         Employment.   The moving expenses will include,
                         but are not limited to, realtor fees; packing, transporting and unpacking personal goods; documented charges for utilities and other one-time expenses incurred by Mazares in the move-in to a new residence in San Diego; and associated travel and expenses relating to the acquisition or lease of a new residence in San Diego. Until Mazares relocates to San Diego, ESQ.COM agrees to cover the cost of lodging and meals during periods in which it is necessary for Mazares to stay overnight in San Diego.

                 (ix) GENERAL BUSINESS EXPENSES. Authorized expenses for business travel, client entertainment, telephone, facsimile, and other necessary business activities will be reimbursed to Mazares according to ESQ.COM policy.

          (b) PAYMENT UPON EARLY TERMINATION. In the event the Term of Employment is ended by ESQ.COM pursuant to Section
                2(d) hereof, Mazares shall be entitled to receive a termination bonus of $200,000 payable over one year in 12 monthly installments at the rate of $16,667 per month, commencing thirty (30) days after notice of termination has been given, plus any other amounts accrued under 3(a)iii, iv and vi to the end of the month preceding the termination of the Term of Employment. The payment of such termination bonus shall not affect Mazares' right to exercise previously unexercised but vested stock options according to the policies and guidelines within ESQ.COM's Stock Option Agreement. In the event the Term of Employment is ended pursuant to Section 2(a) or 2(b), Mazares or his estate shall be entitled to receive his base salary earned to the date of termination, together with any other amounts accrued under Sections 3(a)iii, iv and vi to the end of the month preceding the termination of the Term of Employment. In the event that the Term of Employment is ended by ESQ.COM pursuant to Section 2(c), or by Mazares, ESQ.COM shall have no further obligation to make any payments of any kind whatsoever to Mazares except that any base salary payments, bonuses, incentive compensation, and/or earned but unused vacation payments under Sections 3(a)i, ii, iv, and vi that Mazares shall have earned prior to the date of termination but which shall not yet have been paid shall be paid by ESQ.COM to Mazares.

         (c) SALE OF ASSETS OR STOCK. In the event ESQ.COM, in one or more related transactions, sells all or substantially all of its assets or stock, and this Agreement is not assigned to the purchaser of the assets or stock, ESQ.COM shall be deemed to have terminated Mazares according to Section 2 (d) hereof, effective upon the closing of the sale or, in the case of a series of related sales, the last related sale.
                In the event ESQ.COM, in one or more related transactions, sells all or substantially all of its assets or stock, and this Agreement is assigned to the purchaser of the assets or stock, ESQ.COM shall not be deemed to have terminated Mazares as a result of such assignment and ESQ.COM shall be discharged from its obligations to Mazares hereunder and such purchaser shall thereafter be deemed the "Employer" to Mazares for all purposes under this Agreement.

         4. COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY. It is recognized by Mazares that the business of ESQ.COM and Mazares' connection therewith is or will be international in scope, and that geographical limitations on the following covenants are therefore not appropriate and, as a result of Mazares' employment by ESQ.COM, Mazares will have access to trade secrets and confidential information about ESQ.COM, its products and services, customers and methods of doing business. In consideration of the mutual premises and compensation paid to Mazares hereunder, Mazares agrees as follows:

         (a) COVENANT NOT TO COMPETE. While Mazares is employed by ESQ.COM and for one (1) year after his date of termination, Mazares will not, within any city, county or state in the United States or in any foreign country in which ESQ.COM is duly qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or otherwise perform services for or be connected in any manner with, any business of the type and character engaged in and competitive with that of ESQ.COM. For these purposes, Mazares' ownership of securities of a public company not in excess of 1% of any class of such securities shall not be considered to be competition with ESQ.COM.

         (b) INTELLECTUAL PROPERTY. During the Term of Employment, and for as long thereafter as Mazares is providing services to ESQ.COM (whether pursuant to this Agreement or otherwise or whether Mazares is performing such services for ESQ.COM or otherwise), Mazares will disclose to ESQ.COM all ideas, inventions and business plans developed by Mazares during such period which relate directly to the business of ESQ.COM (collectively "Intangible Rights"). Mazares agrees that such Intangible Rights as may be developed by him while actually engaged in the performance of the services set forth in Section 1 hereof will be the property of ESQ.COM and that he will, at ESQ.COM's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to
                 ESQ.COM.

         (c) CONFIDENTIALITY. Mazares agrees that he shall not divulge to anyone (other than to ESQ.COM and its affiliates or any persons employed or designated by ESQ.COM) any knowledge or information of any type whatsoever of a confidential nature relating to the business of ESQ.COM or any of its affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Mazares further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of ESQ.COM. The provisions of this paragraph shall apply both during the Term of Employment and thereafter.

         5. BREACH BY MAZARES. Both parties recognize that the services to be rendered under this Agreement by Mazares are special, unique and extraordinary in character, and that in the event of the breach by Mazares of the terms and conditions of this Agreement to be performed by him, or in the event Mazares performs services for any person, firm or corporation engaged in a competing line of business with ESQ.COM, then ESQ.COM shall be entitled, if it so elects, to institute and prosecute proceedings in any court or competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Mazares, or to enjoin Mazares from performing services for any such other person, firm or corporation.

         6. ASSIGNMENT. The rights and obligations of Mazares pursuant to this Agreement may not be sold, transferred, delegated, assigned, pledged, or hypothecated without the prior written consent of ESQ. COM. The rights and obligations of ESQ.COM hereunder shall be binding upon and shall run in favor of ESQ.COM and its successors and assigns.

         7.  GOVERNING LAW; ARBITRATION OF DISPUTES.

                  7.1 GOVERNING LAW. This Agreement shall be deemed made under and shall be governed by the substantive laws of the State of California, excluding its conflict of laws rules.

                  7.2 ARBITRATION. All disputes which arise under this Agreement shall be settled by arbitration in the City of Los Angeles (or such other location to be mutually agreed upon by ESQ.COM and Mazares) before a panel of three (3) arbitrators according to the rules of the American Arbitration
                         Association. The losing party in any such proceeding shall bear the costs and expenses of the winning party. In the event a controversy or claim should arise with respect to any computation or payment of any amount owed under this Agreement, the party alleged to owe the amount shall pay to the other that portion of the total amount that is not in dispute, and only that portion of the amount that is in dispute shall be the
                         subject of the arbitration. The award of the arbitrators shall be nonappealable, final, conclusive and binding upon the parties and judgment thereon may be entered in any court or competent jurisdiction.

         8. NOTICES. Any notice to be given concerning this Agreement shall be given in writing and either: (i) sent by certified or registered mail, postage prepaid; or (ii) hand delivered to the recipient personally.
             In the case of the notice sent by mail, the date of the giving of the notice shall be deemed to be: (i) the date of the postmark if postmarked by the United States Postal Service; or (ii) the date of the actual receipt if not postmarked by the United States Postal Service. In the case of the notice being hand delivered, a written dated receipt shall be given therefor. Hand delivery of any notice to ESQ.COM shall be delivered to ESQ.COM's chief executive officer personally.

                8.1 Notice by mail shall be sent as follows:

             If to Mazares:                Gregory J. Mazares
                                           10751 Wilshire Boulevard
                                           Suite 709
                                           Los Angeles, California 90024

             If to ESQ.COM:                Esquire Communications Ltd.
                                           750 B Street
                                           Suite 2350
                                           San Diego, California 92101
                                           Attention:  Chief Executive Officer


                8.2 By giving notice to the other party, either party may, from time to time, designate (i) a different address to which notice by mail to such party shall be sent and/or
                       (ii) a different person to receive notices which are hand delivered.

         9. CAPTIONS. Paragraph headings are for the convenience of reference only and shall not be considered a part of this Agreement.

         10. SEVERABILITY. If any provisions of this Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other portions hereof, all of which provisions are hereby declared severable.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto as to the subject matter covered herein, and except as expressly noted otherwise, all prior understandings and agreements are terminated and merged herein and succeeded hereby.

         12. AMENDMENT; WAIVER. No amendment or other modification of this Agreement nor any waiver of any term of this Agreement shall be valid unless it is in writing and signed by the party against whom enforcement of the amendment, modification or waiver is sought. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any similar breach or of the breach of any other term of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

ESQUIRE COMMUNICATIONS LTD.                     EMPLOYEE


By:______________________                       By:______________________
   DAVID A. WHITE                                   GREGORY J. MAZARES
   CHIEF EXECUTIVE OFFICER